As filed with the Securities and Exchange Commission on July 17, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA FORTUNE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jinmao Tower
88 Century Boulevard, Suite 4403
Pudong, Shanghai
People’s Republic of China 200121
86-21-5049-1188
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Bo Yu, Chairman and Chief Executive Officer
Jinmao Tower
88 Century Boulevard, Suite 4403
Pudong, Shanghai
People’s Republic of China 200121
86-21-5049-1188

Aidan Stretch
1700 Seventh Avenue, Suite 2100
Seattle, Washington 98101
206-357-8538
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile	Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 - Facsimile

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-137797

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of RegistrationFee
Units, each consisting of one Ordinary Share, $.0001 par value, and one Warrant (2)	1,581,250 Units	$8.00	$12,650,000	$388.36
Ordinary Shares included as part of the Units(2)	1,581,250 Shares	-------	-------	-------(3)
Warrants included as part of the Units(2)	1,581,250 Warrants	-------	-------	-------(3)
Ordinary Shares underlying the Warrants included in the Units(4)	1,581,250 Shares	$6.00	$9,487,500	$291.27
Total			$22,137,500	$679.63

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 206,250 Units and 206,250 Ordinary Shares and 206,250 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

____________________

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form F-1 is being filed with respect to the registration of 1,581,250 additional units, consisting of one ordinary share, par value $0.001 per share, and one warrant and the 1,581,250 ordinary shares and 1,581,250 warrants underlying such units, of China Fortune Acquisition Corp., a Cayman Islands corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 206,250 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-137797) (the ‘‘Prior Registration Statement’’), initially filed by the Registrant on October 4, 2006 and declared effective by the Securities and Exchange Commission on July 17, 2007. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1, as amended (File No. 333-137797), including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-137797 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Maples and Calder

5.2	Opinion of Graubard Miller.

23.1	Consent of UHY LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Graubard Miller (included in Exhibit 5.2).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on the 17th day of July, 2007.

CHINA FORTUNE ACQUISITION CORP.

By:	/s/ Bo Yu
Bo Yu Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bo Yu and Yufeng Zhang his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bo Yu	Chairman of the Board and Chief Executive Officer (Principal executive officer)	July 17, 2007
Bo Yu

/s/ Yufeng Zhang	Chief Financial Officer	July 17, 2007
Yufeng Zhang	(Principal financial and accounting officer), Secretary, Treasurer and Director

/s/ Aidan Stretch	Director	July 17, 2007
Aidan Stretch

/s/ James Walsh	Director	July 17, 2007
James Walsh